Exhibit 32

                       CERTIFICATE PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002


         Richard L. Barnaby, President and Chief Executive Officer, and Chief Financial Officer of Teledigital, Inc. (the "Company"), hereby certifies that to the best of his knowledge:

         1. The Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002 of the Company (the "Report") fully complies with the requirements of section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and;

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

         The foregoing certification is being furnished pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.

Date: April 9, 2004.



/s/ Richard L. Barnaby
-------------------------------------
Richard L. Barnaby
President and Chief Executive Officer
Chief Financial Officer